Ferro MOMENTUM CONTINUES WITH strong growth in the third quarter

Company delivers fifth consecutive quarter of organic volume and sales growth,

$0.27 per share in GAAP earnings, and $0.33 per share in adjusted EPS;

Company updates fiscal 2017 outlook

CLEVELAND, Ohio – November 1, 2017 – Ferro Corporation (NYSE: FOE), a leading global provider of functional coatings and color solutions, today reported results for the third quarter ended September 30, 2017.

Third Quarter Financial and Operating Highlights  *:

▪	Net sales increased 21.3%, to $350.0 million
o	Organic sales rose 4.9% on a constant currency basis

▪	Total volume grew 8.9% and organic volume grew 4.0%

▪	Gross margin was 29.6%
o	Seventh consecutive quarter of adjusted gross margin of 30.0% or higher

▪	Earnings per diluted share increased to $0.27 compared with a loss of $0.11
o	Adjusted earnings per diluted share increased 22.2% to $0.33

▪	Net income attributable to Ferro Corporation common shareholders increased to $22.8 million compared with a loss of $8.9 million

▪	Adjusted EBITDA grew 20.5% to $59.2 million

*Comparative information is relative to prior-year third quarter.

The results and guidance in this release, including in the highlights above, contain references to non-GAAP measures from continuing operations.  Reconciliation of GAAP to non-GAAP results can be found at the end of this release.

Peter Thomas, Chairman, President and CEO, said, “Ferro delivered another quarter of strong financial results, with our fifth consecutive quarter of organic sales and volume growth.

“Our delivery of strong results over several quarters demonstrates the durability and scalability of our value creation business model and the growth-oriented culture we have developed at Ferro.  With a keen focus on innovation and optimization, we continue to improve performance and productivity.  We have invested in higher- value growth opportunities that position the Company for above-market gains, and we are expanding our role as an innovative technology partner to fulfill our customers’ current and future needs.  Meanwhile, after 14 acquisitions over the past 33 months, we continue to improve operating leverage while growing revenue.

“Today, Ferro is a more focused and stronger company with consistently improving operating performance and operating cash flow.  We are able to fund sustainable growth through innovative portfolio enhancements, new platforms that leverage our existing market positions, and strategic acquisitions.  In this Dynamic Innovation and Optimization phase of our value creation strategy, we have moved to a self-renewing, higher growth model that is scaled to support reinvestment in core businesses and growth areas.

“We remain confident in our ability to continue delivering strong results and look forward to sharing our vision for the future at our November 9, 2017, investor day in Cleveland.”

2017 Consolidated Third Quarter Results from Continuing Operations

Third quarter net sales were $350.0 million, an increase of 21.3% from $288.5 million in the prior year quarter. On a constant currency basis, third quarter net sales increased 19.7% compared to the prior year quarter. Gross profit increased 16.4% to $103.6 million, from $89.0 million. Adjusted gross profit increased 18.0% to $105.0 million from $89.0 million, and the Company achieved an adjusted gross margin of 30.0% notwithstanding raw material headwinds. Ferro reported net income attributable to Ferro Corporation common shareholders in the third quarter of $22.8 million, or $0.27 per diluted share, compared with a net loss of $8.9 million, or $0.11 per diluted share in the prior year quarter. On an adjusted basis, earnings per diluted share from continuing operations were $0.33, an increase of 22.2% from $0.27 per diluted share in the prior year quarter.

Earnings Per Diluted Share	Q3 2017	Q3 2016
GAAP	$ 0.27	$(0.11)
Adjusted (Non-GAAP)	$ 0.33	$ 0.27

In the third quarter of 2017, organic net sales (which exclude acquisitions owned less than 12 months) increased 4.9% on a constant currency basis. This is the Company’s fifth consecutive quarter of organic sales growth.

Third Quarter Segment Results

All three of Ferro’s reporting segments delivered continued growth in the quarter.

•	Color Solutions increased sales by 42.8% to $93.2 million, grew gross profit to $31.0 million, and generated a gross profit margin of 33.3%.

•	Performance Colors & Glass increased sales by 19.2% to $110.6 million, grew gross profit to $37.9 million, and generated a gross profit margin of 34.3%.

•	Performance Coatings increased sales by 12.1% to $146.2 million, grew gross profit to $35.5 million, and generated a gross profit margin of 24.3%.

Year-to-date net cash provided by operating activities improved to $34.7 million, compared with $6.7 million for the same period in the prior year. Ferro’s adjusted free cash flow from continuing operations was $35.0 million, compared with $35.7 million for the same period in the prior year. Adjusted free cash flow from continuing operations is defined as adjusted EBITDA from continuing operations less cash items used to operate the businesses, including cash taxes and interest, changes in working capital, capital expenditures and other cash items.

Acquisitions Update

On November 1, 2017, Ferro completed the previously announced acquisition of Endeka Group, a global producer of high-value coatings and key raw materials for the ceramic tile market, for approximately €64 million (approximately $74 million).

Outlook

Ferro is providing adjusted diluted EPS and adjusted EBITDA from operations guidance on a continuing operations basis. While it is likely that Ferro could incur charges for items excluded from adjusted diluted EPS and adjusted EBITDA from continuing operations such as mark-to-market adjustments of pension and other postretirement benefit obligations, restructuring and impairment charges, and legal and professional expenses related to certain business development activities, it is not possible, without unreasonable effort, to identify the amount or significance of these items or the potential for other transactions that may impact future GAAP net income and cash flow from operating activities. Management does not believe these items to be representative of underlying business performance. Management is unable to reconcile, without unreasonable effort, the Company's forecasted range of adjusted EPS and adjusted EBITDA from continuing operations to a comparable GAAP measure.

Ferro is updating its full-year 2017 guidance based on the Company’s year-to-date performance.  Consistent with prior guidance, this guidance uses foreign exchange rates as of December 31, 2016.

•	Adjusted EPS of $1.26 - $1.29 per diluted share, up from $1.22 - $1.27 per diluted share
•	Adjusted EBITDA of $228 million - $231 million, up from $223 million - $228 million
•	Consolidated sales growth of 17.0% - 17.5%, up from 12.0% - 13.0%

Ferro’s outlook assumes an exchange rate of 1.05 USD/EUR for the remainder of 2017. If foreign exchange rates stay at the September 30, 2017 levels, Ferro estimates that this would provide an approximate one- to two-cent tailwind to the above-mentioned EPS outlook.

Constant Currency

Constant currency results reflect the remeasurement of 2016 reported and adjusted local currency results using 2017 exchange rates, which produces constant currency comparative figures to 2017 reported and adjusted results. These non-GAAP financial measures presented should not be considered as a substitute for the measures of financial performance prepared in accordance with GAAP.

Conference Call

Ferro will conduct an investor teleconference at 10:00 a.m. EDT Thursday, November 2, 2017.  Investors can access this conference via the following:

•	Webcast can be accessed by clicking on the Investor Information link at the top of Ferro’s website at ferro.com.

•	Live telephone: Call 800-682-8593 within the U.S. or +1 303-223-2699 outside the U.S. Please join the call at least 10 minutes before the start time.
•	Webcast replay: Available on Ferro’s Investor website at ferro.com beginning at approximately 12:00 noon Eastern Time on November 2, 2017
•	Telephone replay: Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S. access code is 21860597).
•	Presentation material & podcast: Earnings presentation material and podcasts can be accessed through the Investor Information portion of the Company’s Web site at ferro.com.

About Ferro Corporation

Ferro Corporation  (www.ferro.com) is a leading global supplier of technology-based functional coatings and color solutions. Ferro supplies functional coatings for glass, metal, ceramic and other substrates and color solutions in the form of specialty pigments and colorants for a broad range of industries and applications. Ferro products are sold into the building and construction, automotive, electronics, industrial products, household furnishings and appliance markets. The Company’s reportable segments include: Performance Coatings (metal and ceramic coatings), Performance Colors and Glass (glass coatings), and Color Solutions. Headquartered in Mayfield Heights, Ohio, the Company has approximately 5,330 associates globally and reported 2016 sales of $1.15 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	Ferro’s ability to successfully implement and/or administer its optimization initiatives, including its investment and restructuring programs, and to produce the desired results;
•	currency conversion rates and economic, social, political, and regulatory conditions in the U.S. and around the world;
•

Ferro’s ability to identify suitable acquisition candidates, complete acquisitions, effectively integrate the businesses and achieve the expected synergies (including, but not limited to, the Endeka Group, Gardenia Quimica, Dip-Tech,  Smalti per Cermaiche, Cappelle Pigments, Electro-Science Laboratories, Delta Performance Products, Pinturas Benicarló, Ferer, Al Salomi, Nubiola and Vetriceramici transactions), as well as the acquisitions being accretive and Ferro achieving the expected returns on invested capital;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	Ferro’s ability to successfully introduce new products or enter into new growth markets;
•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;
•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;
•	Ferro’s ability to access capital markets, borrowings, or financial transactions;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
•	competitive factors, including intense price competition;
•	Ferro’s ability to protect its intellectual property, including trade secrets, or to successfully resolve claims of infringement brought against it;
•	sale of products and materials into highly regulated industries;

•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;
•	management of Ferro’s general and administrative expenses;
•

Ferro’s multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro’s return on invested capital, and the short-term impact that acquisitions may have on return on invested capital;
•	stringent labor and employment laws and relationships with the Company’s employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of new business processes and information systems, including the outsourcing of functions to third parties;
•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;
•	exposure to lawsuits in the normal course of business;
•	risks and uncertainties associated with intangible assets;
•	Ferro’s borrowing costs could be affected adversely by interest rate increases;
•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;
•	Ferro may not pay dividends on its common stock in the foreseeable future;
•	amount and timing of any repurchase of Ferro’s common stock; and
•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2016.

Ferro Corporation

Investor Contact:

Kevin Cornelius Grant, 216.875.5451

Head of Investor Relations

kevincornelius.grant@ferro.com

or

Media Contact:

Mary Abood, 216.875.5401

Director, Corporate Communications

mary.abood@ferro.com

Table 1

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net sales	$350,012	$288,527	$1,019,199	$863,955
Cost of sales	246,396	199,546	708,447	592,372
Gross profit	103,616	88,981	310,752	271,583
Selling, general and administrative expenses	65,485	55,588	186,957	166,105
Restructuring and impairment charges	1,471	26	7,713	1,694
Other expense (income):
Interest expense	7,248	5,304	19,921	15,579
Interest earned	(201)	(214)	(556)	(414)
Foreign currency losses, net	1,021	867	5,575	2,867
Loss on extinguishment of debt	-	-	3,905	-
Miscellaneous (income) expense, net	(1,726)	705	(2,264)	(2,079)
Income before income taxes	30,318	26,705	89,501	87,831
Income tax expense	7,353	6,157	23,186	22,659
Income from continuing operations	22,965	20,548	66,315	65,172
Loss from discontinued operations, net of income taxes	-	(29,222)	-	(64,464)
Net income (loss)	22,965	(8,674)	66,315	708
Less: Net income attributable to noncontrolling interests	148	210	575	589
Net income (loss) attributable to Ferro Corporation common shareholders	$22,817	$(8,884)	$65,740	$119

Earnings (loss) per share attributable to Ferro Corporation common shareholders:
Basic earnings (loss):
Continuing operations	$0.27	$0.24	$0.79	$0.78
Discontinued operations	-	(0.35)	-	(0.77)
	$0.27	$(0.11)	$0.79	$0.01

Diluted earnings (loss):
Continuing operations	$0.27	$0.24	$0.77	$0.77
Discontinued operations	-	(0.35)	-	(0.77)
	$0.27	$(0.11)	$0.77	$-
Shares outstanding:
Weighted-average basic shares	83,735	83,268	83,646	83,263
Weighted-average diluted shares	85,450	84,476	85,174	84,239
End-of-period basic shares	83,798	83,386	83,798	83,386

Table 2

Ferro Corporation and Subsidiaries

Segment Net Sales and Gross Profit (unaudited)

(Dollars in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Segment Net Sales
Performance Coatings	$146,238	$130,453	$424,549	$399,166
Performance Colors and Glass	110,578	92,793	320,733	276,896
Color Solutions	93,196	65,281	273,917	187,893
Total segment net sales	$350,012	$288,527	$1,019,199	$863,955

Segment Gross Profit
Performance Coatings	$35,470	$33,636	$109,205	$104,985
Performance Colors and Glass	37,880	32,282	115,385	100,825
Color Solutions	31,044	23,178	87,642	65,868
Other costs of sales	(778)	(115)	(1,480)	(95)
Total gross profit	$103,616	$88,981	$310,752	$271,583

Selling, general and administrative expenses
Strategic services	$34,408	$29,385	$99,081	$86,801
Functional services	25,930	22,608	73,043	66,726
Incentive compensation	3,637	2,153	7,932	7,299
Stock-based compensation	1,510	1,442	6,901	5,279
Total selling, general and administrative expenses	$65,485	$55,588	$186,957	$166,105

Restructuring and impairment charges	1,471	26	7,713	1,694
Other expense, net	6,342	6,662	26,581	15,953
Income before income taxes	$30,318	$26,705	$89,501	$87,831

Table 3

Ferro Corporation and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(Dollars in thousands)	September 30,	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$52,211	$45,582
Accounts receivable, net	337,887	259,687
Inventories	286,848	229,847
Other receivables	50,057	37,814
Other current assets	19,533	9,087
Total current assets	746,536	582,017
Other assets
Property, plant and equipment, net	288,774	262,026
Goodwill	197,819	148,296
Intangible assets, net	190,985	137,850
Deferred income taxes	106,081	106,454
Other non-current assets	45,472	47,126
Total assets	$1,575,667	$1,283,769

LIABILITIES AND EQUITY
Current liabilities
Loans payable and current portion of long-term debt	$18,477	$17,310
Accounts payable	155,542	127,655
Accrued payrolls	40,950	35,859
Accrued expenses and other current liabilities	85,927	65,203
Total current liabilities	300,896	246,027
Other liabilities
Long-term debt, less current portion	673,464	557,175
Postretirement and pension liabilities	170,199	162,941
Other non-current liabilities	83,995	62,594
Total liabilities	1,228,554	1,028,737
Equity
Total Ferro Corporation shareholders’ equity	336,653	247,113
Noncontrolling interests	10,460	7,919
Total liabilities and equity	$1,575,667	$1,283,769

Table 4

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(Dollars in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash flows from operating activities
Net income	$22,965	$(8,674)	$66,315	$708
(Gain) loss on sale of assets and business	(2,499)	315	(1,214)	(3,459)
Depreciation and amortization	12,884	11,670	36,040	33,599
Interest amortization	943	347	2,375	991
Restructuring and impairment	(245)	13,522	3,629	37,173
Loss on extinguishment of debt	-	-	3,905	-
Accounts receivable	3,231	(2,683)	(44,952)	(44,370)
Inventories	(2,720)	(2,758)	(31,379)	(20,453)
Accounts payable	(13,541)	(6,435)	581	(3,209)
Other current assets and liabilities, net	(6,544)	6,511	(11,655)	9,479
Other adjustments, net	5,512	(3,098)	11,046	(3,717)
Net cash provided by operating activities	19,986	8,717	34,691	6,742
Cash flows from investing activities
Capital expenditures for property, plant and equipment and other long lived assets	(13,240)	(4,173)	(30,134)	(18,217)
Proceeds from sale of assets	-	1	-	3,598
Proceeds from sale of equity method investment	2,268	-	2,268	-
Business acquisitions, net of cash acquired	(57,178)	(4,778)	(71,930)	(11,417)
Other investing	406	-	551	-
Net cash used in investing activities	(67,744)	(8,950)	(99,245)	(26,036)
Cash flows from financing activities
Net (repayments) borrowings under loans payable	(5,158)	(425)	(10,803)	2,606
Proceeds from revolving credit facility, maturing 2019	-	49,390	15,628	212,906
Principal payments on revolving credit facility, maturing 2019	-	(56,990)	(327,183)	(149,696)
Principal payments on term loan facility, maturing 2021	-	(750)	(243,250)	(52,250)
Principal payments on term loan facility, maturing 2024	(1,636)	-	(3,232)	-
Proceeds from term loan facility, maturing 2024	-	-	623,827	-
Proceeds from revolving credit facility, maturing 2022	69,787	-	69,787	-
Principal payments on revolving credit facility, maturing 2022	(42,400)	-	(42,400)	-
Principal payments on other long-term debt	(2,978)	-	(2,978)	-
Proceeds from other long-term debt	2,700	-	2,700	-
Payment of debt issuance costs	-	(360)	(12,927)	(661)
Acquisition related contingent consideration payment	(1,315)	-	(1,315)	-
Purchase of treasury stock	-	-	-	(11,429)
Other financing activities	1,112	205	182	416
Net cash provided by (used in) financing activities	20,112	(8,930)	68,036	1,892
Effect of exchange rate changes on cash and cash equivalents	991	303	3,147	(422)
(Decrease) increase in cash and cash equivalents	(26,655)	(8,860)	6,629	(17,824)
Cash and cash equivalents at beginning of period	78,866	49,416	45,582	58,380
Cash and cash equivalents at end of period	$52,211	$40,556	$52,211	$40,556
Cash paid during the period for:
Interest	$5,880	$5,749	$20,594	$15,032
Income taxes	$7,106	$5,497	$16,619	$12,929

Table 5

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income to Adjusted Income

For the Three Months Ended September 30 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax expense[3]	Net income attributable to common shareholders	Diluted earnings per share

	2017

As reported	$246,396	$65,485	$1,471	$6,342	$7,353	$22,817	$0.27
Special items:
Restructuring	-	-	(1,471)	-	342	1,129	0.01
Other[1]	(1,365)	(6,853)	-	2,272	2,042	3,904	0.05
Total special items[4]	(1,365)	(6,853)	(1,471)	2,272	2,384	5,033	0.06
As adjusted	$245,031	$58,632	$-	$8,614	$9,737	$27,850	$0.33

	2016

As reported	$199,546	$55,588	$26	$6,662	$6,157	$(8,884)	$(0.11)
Special items:
Restructuring	-	-	(26)	-	7	19	-
Other[2]	-	(4,098)	-	-	1,493	2,605	0.03
Discontinued operations	-	-	-	-	-	29,222	0.35
Total special items[4]	-	(4,098)	(26)	-	1,500	31,846	0.38
As adjusted	$199,546	$51,490	$-	$6,662	$7,657	$22,962	$0.27

(1)

The adjustments to “Cost of Sales” primarily include the amortization of purchase accounting adjustments related to our recent acquisitions, and other acquisition costs.  The adjustments to “Selling, general and administrative expenses” primarily include legal, professional and other expenses related to certain business development activities.  The adjustments to “Other expense, net” primarily relate to a  gain on purchase of an equity method investment.

(2)	The adjustments to “Selling, general and administrative expenses” primarily include legal, professional and other expenses related to certain business development activities.
(3)	The tax rate reflects the reported tax rate, adjusted for non-GAAP adjustments being tax effected at the respective statutory rate where the item originated.
(4)	Due to rounding, total earnings per share related to special items does not always add to the total adjusted earnings per share.

It should be noted that adjusted income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.  The adjusted income, earnings per share and other adjusted items presented above exclude certain special items including restructuring charges, certain business development activities,  certain purchase accounting adjustments and discontinued operations.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 6

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income to Adjusted Income

For the Nine Months Ended September 30 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax expense[3]	Net income attributable to common shareholders	Diluted earnings per share

	2017

As reported	$708,447	$186,957	$7,713	$26,581	$23,186	$65,740	$0.77
Special items:
Restructuring	-	-	(7,713)	-	1,938	5,775	0.07
Other[1]	(5,633)	(14,426)	-	(3,061)	8,984	14,136	0.17
Total special items[4]	(5,633)	(14,426)	(7,713)	(3,061)	10,922	19,911	0.24
As adjusted	$702,814	$172,531	$-	$23,520	$34,108	$85,651	$1.01

	2016

As reported	$592,372	$166,105	$1,694	$15,953	$22,659	$119	$-
Special items:
Restructuring	-	-	(1,694)	-	522	1,172	0.01
Other[2]	-	(10,339)	-	3,065	2,760	4,514	0.05
Discontinued operations	-	-	-	-	-	64,464	0.77
Total special items[4]	-	(10,339)	(1,694)	3,065	3,282	70,150	0.83
As adjusted	$592,372	$155,766	$-	$19,018	$25,941	$70,269	$0.83

(1)

The adjustments to “Cost of Sales” primarily include the amortization of purchase accounting adjustments related to our recent acquisitions, and other acquisition costs. The adjustments to “Selling, general and administrative expenses” primarily include legal, professional and other expenses related to certain business development activities.  The adjustments to “Other expense, net” primarily relate to the FX loss incurred on our Euro-denominated term loan, a loss on an equity method investment, the loss/gain on an asset sale, debt extinguishment costs, a reduction of a contingent liability in Argentina and a gain on purchase of an equity method investment.

(2)

The adjustments to “Selling, general and administrative expenses” primarily include legal, professional and other expenses related to certain business development activities.  The adjustments to “Other expense, net” primarily relate to the gain on an asset sale that was recognized, and the finalization of the purchase price for the acquisition of Vetriceramici.

(3)	The tax rate reflects the reported tax rate, adjusted for non-GAAP adjustments being tax effected at the respective statutory rate where the item originated.
(4)	Due to rounding, total earnings per share related to special items does not always add to the total adjusted earnings per share.

It should be noted that adjusted income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.  The adjusted income, earnings per share and other adjusted items presented above exclude certain special items including restructuring charges, certain business development activities, gain on sale of assets, debt extinguishment costs, certain purchase accounting adjustments and discontinued operations.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 7

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Adjusted Gross Profit (unaudited)

(Dollars in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Performance Coatings	$146,238	$130,453	$424,549	$399,166
Performance Colors and Glass	110,578	92,793	320,733	276,896
Color Solutions	93,196	65,281	273,917	187,893
Total net sales	$350,012	$288,527	$1,019,199	$863,955

Total net sales	$350,012	$288,527	$1,019,199	$863,955
Adjusted cost of sales[1]	245,031	199,546	702,814	592,372
Adjusted gross profit	$104,981	$88,981	$316,385	$271,583
Adjusted gross profit percentage	30.0%	30.8%	31.0%	31.4%

(1)	Refer to Table 5 and Table 6 for the reconciliation of cost of sales to adjusted cost of sales for the three and nine months ended September 30, 2017 and 2016, respectively.

It should be noted that adjusted cost of sales and adjusted gross profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.   Adjusted gross profit and adjusted cost of sales exclude certain items, primarily comprised of the amortization of purchase accounting adjustments related to our recent acquisitions, and other acquisition costs.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 8

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit (unaudited)

	Three Months Ended
(Dollars in thousands)	September 30,
	2016	Adjusted 2016[1]	2017	2017 vs Adjusted 2016
Segment net sales
Performance Coatings	$130,453	$131,496	$146,238	$14,742
Performance Colors and Glass	92,793	94,793	110,578	15,785
Color Solutions	65,281	66,141	93,196	27,055
Total segment net sales	$288,527	$292,430	$350,012	$57,582

Segment adjusted gross profit
Performance Coatings	$33,636	$34,333	$35,866	$1,533
Performance Colors and Glass	32,282	32,926	38,633	5,707
Color Solutions	23,178	23,403	31,044	7,641
Other costs of sales	(115)	(121)	(562)	(441)
Total adjusted gross profit[2]	$88,981	$90,541	$104,981	$14,440

Adjusted selling, general and administrative expenses
Strategic services	$29,385	$30,072	$33,674	$3,602
Functional services	18,510	18,628	19,811	1,183
Incentive compensation	2,153	2,196	3,637	1,441
Stock-based compensation	1,442	1,442	1,510	68
Total adjusted selling, general and administrative expenses[3]	$51,490	$52,338	$58,632	$6,294

Adjusted operating profit	$37,491	$38,203	$46,349	$8,146
Adjusted operating profit as a % of net sales	13.0%	13.1%	13.2%

(1)

Reflects the remeasurement of 2016 reported and adjusted local currency results using 2017 exchange rates, resulting in constant currency comparative figures to 2017 reported and adjusted results.  See Table 5 for non-GAAP adjustments applicable to the three month period.

(2)	Refer to Table 7 for the reconciliation of adjusted gross profit for the three months ended September 30, 2017 and 2016, respectively.
(3)	Refer to Table 5 for the reconciliation of SG&A expenses to adjusted SG&A expenses for the three months ended September 30, 2017 and 2016, respectively.

It should be noted that adjusted 2016 results is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measures is presented.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 9

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit (unaudited)

	Nine Months Ended
(Dollars in thousands)	September 30,
	2016	Adjusted 2016[1]	2017	2017 vs Adjusted 2016
Segment net sales
Performance Coatings	$399,166	$390,315	$424,549	$34,234
Performance Colors and Glass	276,896	275,791	320,733	44,942
Color Solutions	187,893	187,576	273,917	86,341
Total segment net sales	$863,955	$853,682	$1,019,199	$165,517

Segment adjusted gross profit
Performance Coatings	$104,985	$102,979	$110,244	$7,265
Performance Colors and Glass	100,825	100,337	116,923	16,586
Color Solutions	65,868	65,723	90,306	24,583
Other costs of sales	(95)	(103)	(1,088)	(985)
Total adjusted gross profit[2]	$271,583	$268,936	$316,385	$47,449

Adjusted selling, general and administrative expenses
Strategic services	$86,801	$86,006	$97,974	$11,968
Functional services	56,387	56,135	59,724	3,589
Incentive compensation	7,299	7,280	7,932	652
Stock-based compensation	5,279	5,279	6,901	1,622
Total adjusted selling, general and administrative expenses[3]	$155,766	$154,700	$172,531	$17,831

Adjusted operating profit	$115,817	$114,236	$143,854	$29,618
Adjusted operating profit as a % of net sales	13.4%	13.4%	14.1%

(1)

Reflects the remeasurement of 2016 reported and adjusted local currency results using 2017 exchange rates, resulting in constant currency comparative figures to 2017 reported and adjusted results.  See Table 6 for non-GAAP adjustments applicable to the nine month period.

(2)	Refer to Table 7 for the reconciliation of adjusted gross profit for the nine months ended September 30, 2017 and 2016, respectively.
(3)	Refer to Table 6 for the reconciliation of SG&A expenses to adjusted SG&A expenses for the nine months ended September 30, 2017 and 2016, respectively.

It should be noted that adjusted 2016 results is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measures is presented.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 10

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Net  income (loss) attributable to Ferro Corporation common shareholders to Adjusted EBITDA (unaudited)

(Dollars in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net income (loss) attributable to Ferro Corporation common shareholders	$22,817	$(8,884)	$65,740	$119
Net income attributable to noncontrolling interests	148	210	575	589
Loss from discontinued operations, net of income taxes	-	29,222	-	64,464
Restructuring and impairment charges	1,471	26	7,713	1,694
Other (income) expense, net	(906)	1,358	6,660	374
Interest expense	7,248	5,304	19,921	15,579
Income tax expense	7,353	6,157	23,186	22,659
Depreciation and amortization	13,827	12,017	38,415	34,590
Less: interest amortization expense and other	(943)	(347)	(2,375)	(991)
Cost of sales adjustments[1]	1,365	-	5,633	-
SG&A adjustments[1]	6,853	4,098	14,426	10,339
Adjusted EBITDA	$59,233	$49,161	$179,894	$149,416

Net sales	$350,012	$288,527	$1,019,199	$863,955
Adjusted EBITDA as a % of net sales	16.9%	17.0%	17.7%	17.3%

(1)

For details of Non-GAAP adjustments, refer to Table 5 and Table 6 for the reconciliation of cost of sales to adjusted cost of sales and SG&A to adjusted SG&A for the three and nine months ended September 30, 2017 and 2016, respectively.

It should be noted that adjusted EBITDA is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measures is presented. Adjusted EBITDA is net income (loss) attributable to Ferro Corporation common shareholders before the effects of net income attributable to noncontrolling interests,  discontinued operations, restructuring and impairment charges, other (income) expense, net, interest expense, income tax expense, depreciation and amortization, non-GAAP adjustments to cost of sales and non-GAAP adjustments to SG&A.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 11

Ferro Corporation and Subsidiaries

Supplemental Information

Return on Invested Capital

For the Rolling Twelve Months Ended (unaudited)

(Dollars in thousands)	September 30,	December 31,
	2017	2016

Gross profit	$390,386	$351,217
Selling, general and administrative expenses	262,554	241,702
Total operating profit	127,832	109,515
Non-GAAP adjustments[1]	52,677	42,688
Adjusted operating profit before tax	180,509	152,203
Less: Tax expense[2]	(49,640)	(40,182)
Adjusted net operating profit after tax (NOPAT)	$130,869	$112,021

Recent acquisitions[3] NOPAT gain	10,219	2,535
Adjusted net operating profit after tax excluding recent acquisitions	$120,650	$109,486

Equity	347,113	255,032
Debt	691,941	574,485
Off balance sheet precious metal leases	36,319	28,743
Postretirement and pension liabilities	170,199	162,941
Environmental liabilities	11,920	15,531
Cash	(52,211)	(45,582)
Invested capital	$1,205,281	$991,150

Return on invested capital	10.9%	11.3%

Less: recent acquisitions[3] invested capital	233,119	143,047
Invested capital excluding recent acquisitions	$972,162	$848,103

Return on invested capital excluding recent acquisitions	12.4%	12.9%

(1)

The “Non-GAAP adjustments” include non-GAAP adjustments to cost of sales and non-GAAP adjustments to SG&A for the rolling twelve months ended September 30, 2017 and December 31, 2016.  The “Non-GAAP adjustments” also includes precious metal lease fees which were $1.0 million and $0.8 million for the rolling twelve months ended September 30, 2017 and December 31, 2016, respectively.

(2)	Operating profit for 2017 and 2016 is tax effected at 27.5% and 26.4%, respectively.
(3)

For the rolling twelve months ended September 30, 2017, the recent acquisitions include ESL, Cappelle, SPC, Dip-Tech and Gardenia.  For the rolling twelve months ended December 31, 2016, the recent acquisitions  include Ferer, Pinturas, Delta Performance Products, ESL and Cappelle.    Acquisitions are removed from being included in the recent acquisitions line item after the acquisitions are included in the Company for a full year.

It should be noted that adjusted net operating profit after tax and return on invested capital are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.     Adjusted net operating profit after tax is operating profit from continuing operations,  adjusted for non-GAAP adjustments to cost of sales and non-GAAP adjustments to SG&A, tax effected.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

Table 12

Ferro Corporation and Subsidiaries

Supplemental Information

Change in Net Debt (unaudited)

(Dollars in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Beginning of period
Gross debt	$668,993	$500,039	$578,205	$478,087
Cash	78,866	49,416	45,582	58,380
Debt, net of cash	590,127	450,623	532,623	419,707

Unamortized debt issuance costs	8,079	4,152	3,720	4,533
Debt, net of cash and unamortized debt issuance costs	582,048	446,471	528,903	415,174

End of period
Gross debt	699,684	491,243	699,684	491,243
Cash	52,211	40,556	52,211	40,556
Debt, net of cash	647,473	450,687	647,473	450,687

Unamortized debt issuance costs	7,743	3,922	7,743	3,922
Debt, net of cash and unamortized debt issuance costs	639,730	446,765	639,730	446,765

Change from FX on Euro term loan debt	(9,646)	-	(28,878)	-
Assumption of debt from acquisitions	-	-	(7,975)	-

Period (increase) in debt, net of cash, unamortized debt issuance costs, FX, and assumption of debt from acquisitions	$(47,700)	$(64)	$(77,997)	$(30,980)

Period (increase) in debt, net of cash and unamortized debt issuance costs	$(57,682)	$(294)	$(110,827)	$(31,591)

We believe that given the significant cash and cash equivalents on the balance sheet that the change in net cash against outstanding debt, net debt, between periods is a meaningful measure.

Table 13

Ferro Corporation and Subsidiaries

Supplemental Information

Adjusted Free Cash Flow from Continuing Operations (unaudited)

(Dollars in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	As Adjusted

Adjusted EBITDA[1]	$59,233	$49,161	$179,894	$149,416
Capital expenditures	(10,775)	(4,074)	(22,259)	(17,296)
Working capital	(13,030)	(10,775)	(75,750)	(62,292)
Cash income taxes	(7,106)	(5,497)	(16,619)	(12,929)
Cash interest	(5,880)	(5,749)	(20,594)	(15,032)
Pension	(600)	(423)	(2,039)	(2,921)
Incentive compensation payments	-	-	(12,224)	(8,802)
Other	(47)	2,664	4,636	5,603
Free Cash Flow from Continuing Operations	$21,795	$25,307	$35,045	$35,747

Discontinued operations	-	(16,805)	-	(32,534)
Restructuring/Other	(6,726)	(129)	(16,333)	(2,205)
Outflows from M&A activity	(62,769)	(8,437)	(83,782)	(20,559)
Debt issuance costs	-	-	(12,927)	-
Stock repurchase	-	-	-	(11,429)

Period (increase) in debt, net of cash, unamortized debt issuance costs, FX, and assumption of debt from acquisitions[2]	$(47,700)	$(64)	$(77,997)	$(30,980)

Change in unamortized debt issuance costs	(336)	(230)	4,023	(611)
Change from FX on Euro term loan debt	(9,646)	-	(28,878)	-
Assumption of debt from acquisitions	-	-	(7,975)	-

Period (increase) in debt, net of cash and unamortized debt issuance costs	$(57,682)	$(294)	$(110,827)	$(31,591)

(1)	See Table 10 for the reconciliation of net income (loss) attributable to Ferro Corporation common shareholders to adjusted EBITDA.
(2)	See Table 12 for the reconciliation of period (decrease) in debt, net of cash, unamortized debt issuance costs, FX and assumption of debt from acquisitions.

It should be noted that adjusted EBITDA and adjusted free cash flow from continuing operations are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.    Adjusted EBITDA is net income (loss) attributable to Ferro Corporation common shareholders before the effects of income attributable to noncontrolling interest, discontinued operations, restructuring and impairment charges, other (income) expense net, interest expense, income tax expense, depreciation and amortization, non-GAAP adjustments to cost of sales, and non-GAAP adjustments to SG&A. Adjusted Free Cash Flow from Continuing Operations is adjusted EBITDA less capital expenditures, changes in working capital, cash income taxes, cash interest, pension contributions, incentive compensation payments, and other continuing operations cash items. We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.